                                                               EXHIBIT 24.2

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Berberian and James M. LeJeal and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to the Registration Statement of Evoke Incorporated (the "registrant"), and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Signature                            Title                  Date
                 ---------                            -----                  ----

          /s/ Terence Kawaja                Chief Financial Officer     March 30, 2000
___________________________________________  (Principal Financial
              Terence Kewaja                 Officer)

            /s/ Andre Meyer                 Director                    March 30, 2000
___________________________________________
                Andre Meyer